EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 6, 1997, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended February 1, 1997.

Deloitte & Touche LLP

New York, New York
October 2, 1997